UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2011

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan (“Plan”) is used to grant annual and long-term incentive awards to the MDU Resources Group, Inc. (the “Company”) officers and key employees.  At its meetings on November 11, 2010 and February 17, 2011, the Board of Directors of the Company (the “Board”) approved amendments to the Plan, subject to stockholder approval, to add new performance goals that may be used for awards under the Plan intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).  The stockholders approved the material terms of the performance goals under the Plan, including the amendments, for purposes of Section 162(m) at the Annual Meeting of Stockholders held on April 26, 2011.  The terms of the Plan are described in the Company’s 2011 Proxy Statement, which was filed with the Securities and Exchange Commission on March 11, 2011 (the “2011 Proxy Statement”), which description is incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on April 26, 2011.  Five Company proposals were submitted to stockholders as described in the 2011 Proxy Statement.  The proposals and the results of the stockholder vote are as follows.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to elect ten directors for one-year terms:
Thomas Everist	121,409,196.454	2,232,945.293	627,471.097	42,008,581.000
Karen B. Fagg	122,232,788.918	1,392,265.270	644,558.656	42,008,581.000
Terry D. Hildestad	122,554,526.848	1,119,910.792	595,175.204	42,008,581.000
A. Bart Holaday	122,028,121.172	1,576,624.763	664,866.909	42,008,581.000
Dennis W. Johnson	122,286,214.014	1,334,923.353	648,475.477	42,008,581.000
Thomas C. Knudson	122,307,811.653	1,301,603.740	660,197.451	42,008,581.000
Richard H. Lewis	122,164,185.682	1,436,707.617	668,719.545	42,008,581.000
Patricia L. Moss	120,807,700.814	2,719,347.471	742,564.559	42,008,581.000
Harry J. Pearce	121,633,638.899	1,998,564.890	637,409.055	42,008,581.000
John K. Wilson	121,904,077.626	1,687,882.619	677,652.599	42,008,581.000

All of the Company’s nominees were elected, having received more votes cast “for” their election than “against” their election.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to approve the material terms of the performance goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for purposes of Internal Revenue Code Section 162(m)	117,752,949.429	5,237,061.631	1,279,601.784	42,008,581.000

The proposal was approved, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal, as well as a majority of votes cast in favor of approval for purposes of Section 162(m).

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2011	157,913,377.214	7,609,144.193	755,672.437	0.000

The proposal was approved, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Advisory vote to approve the compensation paid to the Company’s named executive officers	116,259,435.072	6,129,521.380	1,880,656.392	42,008,581.000

The proposal was approved, in an advisory vote, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Advisory vote on frequency of vote to approve the compensation paid to the Company’s named executive officers	106,397,224.191	2,069,976.398	14,086,139.575	1,716,097.680	42,008,756.000

The frequency of “1 year” was recommended by stockholders, having received the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 27, 2011

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary